UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

United Development Funding IV
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54383	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On November 7, 2012, we, along with UMTH General Services, L.P. (the “Advisor”), executed a mutual consent to renew that certain Advisory Agreement by and between the Advisor and us dated November 12, 2009, as amended by that certain First Amendment to Advisory Agreement dated June 2, 2010 and as previously renewed pursuant to those certain Mutual Consents to Renew Advisory Agreement by and between us and the Advisor dated November 12, 2010 and November 12, 2011 (the “Advisory Agreement”). As a result of the renewal, the Advisory Agreement was extended through November 12, 2013.

The material terms of the original Advisory Agreement dated November 12, 2009 are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 22, 2009 and incorporated herein by reference. Also, the material terms of the First Amendment to Advisory Agreement dated June 2, 2010 are qualified in their entirety by the terms of the agreement attached as Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on June 4, 2010 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: November 9, 2012	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer